Exhibit 99.1
News Release
Skilled Healthcare Signs Definitive Agreements
To Acquire New Mexico Operations
FOOTHILL RANCH, Calif. — July 30, 2007 — Skilled Healthcare Group, Inc. (NYSE: SKH) reported today that it has executed definitive agreements to acquire the operations of ten skilled nursing facilities comprised of 1,180 beds collectively along with a hospice company, which are located primarily in and around Albuquerque, New Mexico for approximately $51.5 million in the aggregate. The selling companies are each affiliated with Laurel Healthcare Providers, LLC, also located in Albuquerque.
“We are very pleased that the Laurel Healthcare affiliates will be joining the Skilled Healthcare family,” said Boyd Hendrickson, Chairman and CEO of Skilled Healthcare Group. “New Mexico fits well into our articulated acquisition strategy of entering into favorable new markets in the western regions and provides us the platform for our subsidiaries to be significant providers of high quality long-term care, rehabilitative and hospice services to patients in the state.
The transactions contemplate the acquisition of substantially all the assets of each selling company. Closing of the purchase is subject to satisfactory completion of customary closing activities, which are expected to take place over the next several weeks.
Laurel Healthcare Providers President Scott Athans, said, “I am confident that the Skilled Healthcare administrative support services will enhance the opportunities for these facilities to meet the needs of the communities they serve. I expect that their strong focus on addressing the high quality and high acuity needs of the local healthcare community will be welcomed in New Mexico. I am excited to also be joining the Skilled Healthcare team to help ensure a smooth transition and to further the strong relationships we have established within the New Mexico medical community including affiliations with leading general acute hospital providers in Albuquerque and Santa Fe.”
In 2006, selling companies collectively generated adjusted revenues of $75.2 million. Mr. Hendrickson added that “We expect the acquisition to be modestly accretive to our earnings per share for the remainder of this year. We are also pleased that we will continue to enhance our strategy of affiliations with prestigious health systems located in the markets that we serve.”
About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc. subsidiaries operate skilled nursing and assisted living facilities as well as a rehabilitation therapy and a hospice business, which focus on creating a culture that attracts and retains an innovative, caring and ethical team that provides high-quality care to patients, and has a strong reputation for treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. More information about Skilled Healthcare Group is available at its Web site — www.skilledhealthcaregroup.com.
This release includes “forward-looking statements” intended to qualify for the safe harbor from liability under Section 21E of the Securities Exchange Act. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions of Skilled Healthcare Group, Inc. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare Group, Inc. may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare Group, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).
Any forward-looking statements are made only as of the date of this release. Skilled Healthcare Group Inc. disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:

Halliburton Investor Relations
Jeff Elliott, 972-458-8000